EXHIBIT 10.9

INITIAL STATEMENT OF WORK

PROJECT DESCRIPTION

The following INITIAL STATEMENT OF WORK (SOW) describes the Services to be provided by Manager to Company. It will serve as a roadmap, and provides a general overview of each phase of creation and launch of the vertical business models envisioned for LGBTQ Loyalty Holdings, Inc. during the next 9 to 12 months. Each phase will include elements from applicable verticals with some overlap. Company and Manager recognize that certain deliverables are reliant upon performance by third parties as well as other factors beyond Manager’s control. Company and Manager agree to proceed in good faith to modify the deliverables as needed, and will work together to set reasonable specific objectives and budgets as the project progresses.

DESCRIPTION OF SERVICES

PHASE 1 - 60 TO 90 DAYS

The following are a list of action items to be completed during Phase 1 of the LGBTQ LOYALTY launch.

Startup:

●	Participate in weekly executive meetings to determine critical action items, review financial statements and project timelines and governance items.

●	Work with Company representatives to finalize 9-month financial projections.

●	Create detailed Road Maps for each business vertical:

o	LGBTQ LOYALTY FOUNDING PARTNERS Sponsors (Revenue models and projections)

o	LGBTQ LOYALTY Sponsorship Program (Revenue models and projections)

o	LGBTQ LOYALTY Index Fund (Revenue models and projections)

LGBTQ Index Phase 1 action items:

●	Create RFP for creation of LGBTQ LOYALTY branding and messaging, including LGBTQ ETF Index logo and media presentation for the LGBTQ LOYALTY FOUNDING PARTNERS Sponsorship presentation.

●	Create RFP outline for LGBTQ ETF Index Fund 100 corporation survey to LGBTQ influencers. Timeline, budget, survey hosted platform.

●	Collaborate with Company representatives and vendors to create LGBTQ ETF Index 100 support resources and online brand and marketing requirements.

●	Utilizing the information provided by Company appointed Index fund manager, (ProcureAM) Manager will populate and launch the LGBTQ ETF Index 100 subdomain website and any other instance said information is required.

●	Integrate all survey content and web-app IP into the LGBTQ ETF Index 100 website.

LGBTQ LOYALTY FOUNDING PARTNER Sponsors, Phase 1 action items:

●	Outline the LGBTQ LOYALTY FOUNDING PARTNER presentation content and offering.

●	Outreach to National LGBT Chamber of Commerce (NGLCC), Human Rights Campaign (HRC) and Equality California. Use best efforts to facilitate meetings for discussions regarding possible strategic affiliation in providing additional value to our FOUNDING PARTNER’s.

●	Survey LFAP board members to identify at least 25 corporate sponsors to approach as LGBTQ LOYALTY FOUNDING PARTNER’s.

●	Prepare draft sponsorship presentation for LGBTQ LOYALTY FOUNDING PARTNER’s to be circulated to LFAP Board Members for review.

LGBTQL.com buildout, Phase 1 action items:

●	LGBTQL.com – Manager understands that the Company will be creating a website, LGBTQL.com, which will serve as an LGBTQ audience facing site with news and relevant information for the community. This URL will replace the current site, Outlifemedia.com. Although Company has requested Manager’s services in building out and maintaining the website, LGBTQL.com Buildout and any further integrations or additions are NOT included as part of this SOW document and will be charged separately. A separate SOW will be submitted for said buildout. Company acknowledges that any costs that have been discussed thus far for such services are estimates only, and that the content curation and development, and social media campaign budgets will need to be revisited and increased as the project progresses to support enhanced results and community engagement.

Miscellaneous Phase 1 action items:

●	Manage the following items with costs and timelines -

-	LGBTQ ETF Index 100 branding, logo design, media kit presentation with video elements for Index Fund, Sponsorships and Membership Programs.

-	Statement of Work and architecture around our proprietary LGBTQ LOYALTY Survey and Data Analytic Platform.

-	Outline the LGBTQ LOYALTY Survey Methodology for the selection of the LGBTQ ETF selected top 100 corporations. Assist with the assemblance of the LGBTQ ETF Index prospectus.

-	Oversee and Manage outbound Marketing and Business Development initiatives targeting ESG (Environmental, Social and Governance) Pension Funds, Endowments, Private Investment Offices and Government Labor Funds.

PHASE 2 - 90 TO 120 DAYS (Starts at end of Phase 1)

●	Participate in weekly executive meetings to determine critical action items, review financial statements and project timelines and governance items.

●	Collaborate with Companies contracted for ETF and IR Public Relations to prepare announcements for secured investment funds.

LGBTQ ETF Index 100 Survey, Phase 2 action items:

●	Provide oversight for LGBTQ survey process to insure results from target demographic and delivery.

●	Review and extrapolate relevant data from LGBTQ ETF Index LGBTQ survey and results delivery. Incorporate and highlight HRC Corporate Equality Index as a valuable data point to the LGBTQ Index 100 selection criteria.

LGBTQ LOYALTY FOUNDING PARTNER Sponsors, Phase 2 action items:

●	Facilitate the process of presenting eligible corporations the opportunity to participate as one of the proposed 10 FOUNDING PARTNERs by providing sales collateral. Additionally, if Manager is involved in the sales process and closing of an agreement with a FOUNDING PARTNER, the Manager will be compensated separately via an additional Sales compensation agreement.

●	Pursue a strategic partnership between the LGBTQ ETF Index 100 and NGLCC, HRC, Equality California, and other LGBTQ or Equality related organizations to be integrated with all initiatives. The viability, nature and scope of these partnerships is unknown and will depend on outside factors related to each organization.

●	Coordinate internal PR campaign and media coverage to announce partnerships with FOUNDING PARTNER’S.

LGBTQ ETF Index 100 Thank you/Recognition Campaign, Phase 2 action items:

●	Create thank you and recognition campaign programs for all levels of engagement.

●	Create digital and print sales collateral and media presentation for all campaign engagement levels.

●	Develop and implement a Go-to-Market strategic sales plan, and launch a sales campaign targeting the LGBTQ ETF Index 100 selected Companies with opportunities for participation in all company initiatives. Focus of the campaign will be to secure discretionary spending for 2019 and full LGBTQ diversity budget allocation for 2020.

LGBTQ LOYALTY Survey and Database platform:

●	Outline the proprietary elements around the requirements for owning our LGBTQ branded Survey Platform. Assist with assembling the Survey questions that will determine the data outcome pertaining to the LGBTQ top 100. Also to include questions to Survey recipients that will allow us to procure further proprietary LGBTQ consumer data.

●	Implement architecture build out for an integrated digital Survey API that can be easily customized and linked to a third-party database provider. The database will be bifurcated to allow for audit protection of the survey database and only be permissioned to be released by a 3rd party Auditor.

●	Set up secure SQL database with third party audit credentials to access and audit integrated survey data results. Third party Auditor will be permissioned to have the only access to release the survey data results within our proprietary database platform

●	Integrate and customize the LGBTQ LOYALTY Survey API with Partnered LGBTQ member database providers to “Go Live” With the LGBTQ LOYALTY Survey.

LGBTQL.com, Phase 2 action items:

●	Continue to develop content strategies and aggressively grow the number of monthly visitors. Market all web and social media assets. Engage our online community and followers through LGBTQL.com incentives and relevant information.

Phase 3 - 120 to 150 days (Starts at the end of Phase 2)

●	Participate in weekly executive meetings to determine critical action items, review financial statements and project timelines and governance items.

●	Create and administer RFP for 2020 Public Relations firm with a national footprint and existing LGBTQ PR experience.

●	Start discussions and research for an LGBTQ ETF Index annual award ceremony in Hollywood during the awards season.

●	Assemble 2020 LGBTQ LOYALTY event calendar for projected corporate sponsorships and attendance.

●	Identify through our NGLCC relationship the ten largest membership LGBTQ Chamber of Commerce in the country. Use best efforts to facilitate a presentation to their business constituents.

●	Strategically select and attend LGBTQ NGLCC and HRC events and galas. Ensure the LGBTQ LOYALTY sponsorship is featured and prominent at LGBTQ national initiatives.

LGBTQ LOYALTY Index 100 Thank you/Recognition Campaign, Phase 3 action items:

●	Continue the implementation of the Go-to-Market strategic sales plan, and launch a sales campaign targeting the LGBTQ ETF Index 100 selected Companies with opportunities for participation in all company initiatives. Focus of the campaign will be to secure discretionary spending for 2019 and full LGBTQ diversity budget allocation for 2020.

●	Oversee and manage LGBTQ inhouse client support and campaign implementation staff. Meet quality assurance and execution excellence.

LGBTQ LOYALTY Survey and Database platform:

●	Assist Auditor in any technical requirements for survey data flow into the secure database platform. Receive final survey data results and ensure a smooth Audit release of all proprietary survey data captured.

●	Assemble and prepare final data and analytic reports to be released to the identified stakeholders.

LGBTQL.com, Phase 3 action items:

●	Continue to develop content strategies and aggressively grow the number of monthly unique visitors. Market all web and social media assets. Engage our online community and followers through LGBTQLoyalty.com incentives and relevant information.

Create RFP’s for the following items with costs and timelines:

●	National Public Relations Agency - $TBD (Monthly contract)

Ongoing Responsibilities:

●	Manager will work closely with the CEO to oversee and manage all deliverables on time and on budget. Manager will report weekly to the CEO. Once a month, Manager will prepare and present a status report to the Board and major principals.

●	Manager will provide assistance and support to the LifeApps Brand Executives and consultants in connection with above outlined initiatives.

●	Manager will act as a contract Business Development and Sales Revenue Manager. In this role, Manager will ensure sales targets are being met and managed.

●	Manager will recruit, train and oversee a team of Sales Executives to be employed by the Company. The Sales Executives will focus on marketing and sales to the top 100 Corporations selected by the LGBTQ index fund, and pursue the Fortune 1000 corporations with the opportunity to elevate and align their equality support with utilizing the above initiatives.

●	In implementing technical, digital and online strategies, Manager will endeavor to increase online visibility and awareness and grow monthly online unique visitors and clicks. Manager will oversee Social Media and digital marketing campaigns in connection with the LGBTQ Loyalty Brands. Determine the required implementation solutions and be the point of contact to vet, review and oversee all third-party Digital, Web Program and application providers or partners.

Expenses:

All expenses required for day to day operations of LGBTQ Loyalty Holdings, Inc. will be paid by Company. Managers expenses including but are not limited to, pre-approved travel, office expenses, client or vendor entertainment, licenses, memberships, fees for various services, etc. will be reimbursed by the Company pursuant to section 7 of the Management Consulting Agreement.

COMPANY:		MANAGER:

LGBTQ Loyalty Holdings, Inc.,		Beacon Media Interactive, Inc.,
a Delaware corporation		a Wyoming corporation

By:	/s/ Robert Blair	By:	/s/ Von Raees
	Robert Blair, CEO		Von Raees, CEO

Date:	June 4, 2019	Date:	June 4, 2019

COMPENSATION ADDENDUM

Manager’s compensation during Phase 1:

Compensation plan A:	$30,000 Per month (To be paid 50% in *stock and 50% in cash)

Compensation plan B:	$30,000 per month, as stated in Plan A, plus $40,000 in stock bonus if all Phase 1 tasks completed within 75 days.

*	Stock price is the lesser of $0.10 per share or the average closing sales price for the Company’s common stock on its principal trading market for the last 5 trading days of the month in which the Services are rendered.

Example, Compensation plan A scenario, delivery in 90 days:

Cash    $15,000 x 3 = $45,000

Stock    $15,000 x 3 = $45,000 (Stock payment = 450,000 shares**)

Example, Compensation plan B scenario, delivery in 75 days:

Cash    $15,000 x 2 = $30,000

Stock    $15,000 x 2 + $40,000 = $70,000 (Stock payment = 700,000 shares**)

**	Based on a stock price of $0.10 per share (a greater share amount will apply if based on the sales price formula).

Manager’s compensation during Phase 2:

Compensation plan A:	$38,000 Per month (To be paid 50% in *stock and 50% in cash)

Compensation plan B:	$38,000 per month, as stated in Plan A, plus $50,000 in stock bonus if all Phase 2 tasks completed within 90 days.

*	Stock price is the lesser of $0.10 per share or the average closing sales price for the Company’s common stock on its principal trading market for the last 5 trading days of the month in which the Services are rendered.

Example, Compensation plan A scenario, delivery in 120 days:

Cash   $19,000 x 4 = $76,000

Stock   $19,000 x 4 = $76,000 (Stock payment = 760,000 shares**)

Example, Compensation plan B scenario, delivery in 90 days:

Cash   $19,000 x 3 = $57,000

Stock   $19,000 x 3 + $50,000 = $107,000 (Stock payment = 1,070,000 shares**)

**	Based on a stock price of $0.10 per share (a greater share amount will apply if based on the sales price formula).

Manager’s compensation during Phase 3:

Compensation plan A:	$38,000 Per month (To be paid 50% in *stock and 50% in cash)

Compensation plan B:	$38,000 per month, as stated in Plan A, plus $50,000 in stock bonus if all Phase 3 tasks completed within 120 days.

*	Stock price is the lesser of $0.10 per share or the average closing sales price for the Company’s common stock on its principal trading market for the last 5 trading days of the month in which the Services are rendered.

Example, Compensation plan A scenario, delivery in 150 days:

Cash    $19,000 x 5 = $95,000

Stock    $19,000 x 5 = $95,000 (Stock payment = 950,000 shares**)

Example, Compensation plan B scenario, delivery in 120 days:

Cash    $19,000 x 4 = $76,000

Stock    $19,000 x 4 + $50,000 = $126,000 (Stock payment = 1,260,000 shares**)

**	Based on a stock price of $0.10 per share (a greater share amount will apply if based on the sales price formula).

Overall Compensation Summary:

●	Compensation plan A total cash and stock, (no bonus stock):

Cash = $216,000

Stock = $216,000 (Stock payment = 2,160,000 shares**)

●	Compensation plan B total cash and stock, (includes bonus stock allocation):

Cash = $163,000

Stock = $303,000 (Stock payment = 3,030,000 shares**)

**	Based on a stock price of $0.10 per share (a greater share amount will apply if based on the sales price formula).